EXHIBIT 10.2

SNYDER’S-LANCE, INC.

Long-Term Performance Incentive Plan for Officers and Key Managers

Purposes and Introduction. The Long-Term Performance Incentive Plan for Officers and Key Managers (the “Plan”) provides for Stock Options, Restricted Stock and Performance Awards under the Snyder’s-Lance, Inc. 2016 Key Employee Incentive Plan (the “Incentive Plan”). Except as otherwise expressly defined herein, capitalized terms shall be as defined in the Incentive Plan. The primary purposes of the Plan are to:

•
Align officers’ and managers’ interests with those of stockholders by linking a substantial portion of compensation to the price of the Company’s Common Stock and to the Company’s financial performance based on performance measures as described below.

•	Provide a way to attract and retain key executives and managers who are critical to the Company’s future success.

•	Provide competitive total compensation for executives and managers commensurate with Company performance.

Plan Year and Performance Periods. Awards shall be made under the Plan for each fiscal year of the Company (the “Plan Year”) as determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”). As described below, a portion of the awards for a Plan Year may be made in the form of Performance Awards which become earned and payable based on attainment of specified performance conditions measured over a specified period of one or more years that includes the applicable Plan Year (the “Performance Period”).

Eligibility and Participation. Eligibility in the Plan is limited to Executive Officers and Key Managers who are key to the Company’s success as reviewed and approved on an annual basis. The Compensation Committee will review and approve Participants nominated by the Chief Executive Officer. An employee hired or promoted into an eligible position during a Plan Year will not participate in the Plan for that Plan Year, except to the extent otherwise determined by the Compensation Committee. Participation in the Plan for a Plan Year does not guarantee participation in the Plan for any subsequent Plan Year, but instead will be reevaluated and determined on an annual basis.

Target Incentive. Each Participant will be assigned a Target Incentive for a Plan Year, stated as a percent of base salary or such other amount as determined by the Compensation Committee. The amount of the Target Incentive will be delivered in the form of one or more awards as described below.

Awards. The Target Incentive for a Plan Year will be divided among an award of Nonqualified Stock Options, an award of Restricted Stock, an award of Performance Restricted Stock Units and a Performance Award (or such other forms of awards as permitted under the Incentive Plan), as determined by the Compensation Committee. Unless and until changed by the Compensation Committee, these percentages are as follows: Nonqualified Stock Options – 25% of the Target Incentive (the “Stock Option Incentive”); Restricted Stock – 25% of the Target Incentive (the “Restricted Stock Incentive”); Performance Restricted Stock Units – 20% of the Target Incentive (the “Performance Restricted Stock Unit Incentive”); and Performance Award – 30% of the Target Incentive (the “Performance Award Incentive”). The following provides additional details about the terms of these awards, unless and until changed by the Compensation Committee:

    1.     Stock Options. The number of Stock Options awarded to each Participant for a Plan Year will equal the dollar value of the Participant’s Stock Option Incentive divided by the Black-Scholes value of the Stock Options, with the result rounded up to the nearest multiple of three shares. The grant date for Stock Options will be the date during the Plan Year specified by the Compensation Committee upon approval of the awards and the exercise price will be the Fair Market Value of the Common Stock, which is the closing price of the Common Stock, on the grant date. Each Stock Option will vest in three substantially equal annual installments beginning one year after the grant date and the term of each Stock Option will be ten years.

    2.     Restricted Stock. The number of shares of Restricted Stock awarded to each Participant for a Plan Year will equal the dollar value of the Participant’s Restricted Stock Incentive divided by the closing price of the Common Stock on the grant date, with the results rounded up to the nearest multiple of three shares. The grant date for Restricted Stock will be the date during the Plan Year specified by the Compensation Committee upon approval of the awards and the value shall be the Fair Market Value of the Common Stock on the grant date. Each award of Restricted Stock will vest in three substantially equal annual installments beginning one year after the grant date.

In accordance with Section 8(f) of the Incentive Plan, each Participant shall have, with respect to the shares of Restricted Stock granted under the Plan, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive cash dividends. Stock dividends issued with respect to the shares of Restricted Stock granted under the Plan shall be treated as additional shares under the Restricted Stock Incentive and shall be subject to the same restrictions and other terms and conditions that apply to the other shares of Restricted Stock with respect to which such dividends are issued.

3.     Performance Awards. The Performance Award awarded to each Participant for a Plan Year will have a Target value equal to the Performance Award Incentive. The Compensation Committee will establish the applicable Performance Period, Performance Goals and formula, including Threshold, Target and Maximum performance levels (to the extent applicable), for the Performance Award. The Target amount of the Performance Award for a Participant will equal the Performance Award Incentive. If more than one Performance Goal applies for a Plan Year, the Compensation Committee will establish the relative weighting of the Performance Goals. For awards intended to be Qualified Performance-Based Awards, the Compensation Committee will establish the Performance Goals in a manner consistent with that intent. Award funding levels will be determined based on actual performance over the Performance Period as follows:
Threshold Target     Maximum
Award Level Funded         TBD     100% TBD

The Threshold and Maximum funding levels will be determined by the Compensation Committee at the time the terms of the Performance Award are established. Percent of payout will be determined on a straight line basis from Threshold to Target and from Target to Maximum, and may be subject to further adjustment as specified in the formula established by the Compensation Committee (e.g., based on attainment of a specified level of relative total stockholder return). There will be no payout unless the Threshold for the applicable Performance Goal is reached. Threshold, Target and Maximum levels will be defined at the beginning of each Plan Year for the applicable Performance Goal. The Performance Goals and formula for a Performance Period will be communicated to each Participant as soon as practicable after they have been established. Final Performance Awards will be calculated after the Compensation Committee has reviewed the Company’s audited financial statements for the Performance Period and determined the performance level achieved. The following definitions for the terms Maximum, Target and Threshold should help set the goals for each year, as well as evaluate the payouts:

•	Maximum: Excellent; deserves an above-market incentive

•	Target: Normal or expected performance; deserves market-level incentive

•	Threshold: Lowest level of performance deserving payment above base salary; deserves below-market incentive

Progress reports should be made to Participants annually, showing performance results. Performance Awards for a Performance Period will vest, and be payable in cash, as soon as practicable following the Performance Period, within the Plan Year, after the performance level has been determined and approved by the Compensation Committee. All awards will be rounded to the nearest $100.

4. Performance Restricted Stock Units. The number of Performance Restricted Stock Units awarded to each Participant for a Plan Year will equal the dollar value of the Participant’s Performance Restricted Stock Unit Incentive divided by the closing price of the Common Stock on the grant date, with the results rounded to the nearest whole share. The grant date for Performance Restricted Stock Units will be the date during the Plan Year specified by the Compensation Committee upon approval of the awards and the value shall be the Fair Market Value of the Common Stock on the grant date.

The Compensation Committee will establish the applicable Performance Period, Performance Goals and formula, including Threshold, Target and Maximum performance levels (to the extent applicable), for the Performance Restricted Stock Units. If more than one Performance Goal applies for a Plan Year, the Compensation Committee will establish the relative weighting of the Performance Goals. For awards intended to be Qualified Performance-Based Awards, the Compensation Committee will establish the Performance Goals in a manner consistent with that intent. Award funding levels will be determined based on actual performance over the Performance Period as follows:
Threshold Target     Maximum
Award Level Funded         TBD     100% TBD

The Threshold and Maximum funding levels will be determined by the Compensation Committee at the time the terms of the Performance Restricted Stock Units Award are established. Percent of payout will be determined on a straight line basis from Threshold to Target and from Target to Maximum, and may be subject to further adjustment as specified in the formula established by the Compensation Committee (e.g., based on attainment of a specified level of relative total stockholder return). There will be no payout unless the Threshold for the applicable Performance Goal is reached. Threshold, Target and Maximum levels will be defined at the beginning of each Plan Year for the applicable Performance Goal. The Performance Goals and formula for a Performance Period will be communicated to each Participant as soon as practicable after they have been established. Final Performance Restricted Stock Unit Awards will be calculated after the Compensation Committee has reviewed the Company’s audited financial statements for the Performance Period and determined the performance level achieved. The following definitions for the terms Maximum, Target and Threshold should help set the goals for each year, as well as evaluate the payouts:

•	Maximum: Excellent; deserves an above-market incentive

•	Target: Normal or expected performance; deserves market-level incentive

•	Threshold: Lowest level of performance deserving payment above base salary; deserves below-market incentive

The grant of Performance Restricted Stock Units shall not give a Participant any of the rights of a stockholder of the Company; provided, however, that in the event of a dividend distribution by the Company during or after the end of a Performance Period but before the applicable award payment date, the Participant shall be granted additional Performance Restricted Stock Units on the payment date of the dividend. If additional Performance Restricted Stock Units are granted as a result of a stock dividend, the number of additional Performance Restricted Stock Units so granted shall be equal to the number of shares the Participant would have received as a result of such stock dividend if one share of Common Stock had been issued for each Performance Restricted Stock Unit granted to the Participant hereunder. If additional Performance Restricted Stock Units are granted as a result of a cash dividend, the number of additional Performance Restricted Stock Units so granted shall be equal to the Dollar amount the Participant would have received as a result of such cash dividend if one share of Common Stock had been issued for each Performance Restricted Stock Unit granted to the Participant hereunder, divided by the closing price of the Common Stock on the payment date of the dividend, with the results rounded to the nearest whole share. Any additional Performance Restricted Stock Units granted in connection with a dividend distribution by the Company shall be subject to the same restrictions and other terms and conditions that apply to the other Performance Restricted Stock Units.

Progress reports should be made to Participants annually, showing performance results. Performance Restricted Stock Unit Awards for a Performance Period will vest, and be payable in shares of Common Stock, as soon as administratively practicable following the Performance Period, in the Plan Year, after the performance level has been determined and approved by the Compensation Committee.

Certain Termination of Employment. Unless and until the Compensation Committee determines otherwise, the following provides the impact of a Participant’s termination of employment on awards made under the Plan:

1.    Stock Options. In the event a Participant voluntarily terminates employment (other than by Retirement) or is terminated involuntarily or in the event of death, Disability or Retirement, vesting and the post-termination exercise period for Stock Options will be as follows:

Voluntary termination (other than Retirement): Vested Stock Options will remain exercisable for a period of 90 days following the date of termination (or, if earlier, the original expiration date of the option); unvested Stock Options will be forfeited as of the date of termination.

Involuntary termination: Vested Stock Options will remain exercisable for a period of 90 days following the date of termination (or, if earlier, the original expiration date of the option); unvested Stock Options will be forfeited as of the date of termination.

Death: Stock Options will remain exercisable for a period of one year following the date of death (or, if earlier, the original expiration date of the option); unvested Stock Options will become fully vested as of the date of termination.

Disability: Vested Stock Options will remain exercisable through the original expiration date of the option; unvested Stock Options will become fully vested as of the date of termination.

Retirement: Vested Stock Options will remain exercisable for a period of three years following retirement (or, if earlier, the original expiration date of the option); unvested Stock Options will continue to vest for a period of six months after Retirement and any remaining unvested Stock Options will be forfeited as of such date.

2.    Restricted Stock. In the event a Participant voluntarily terminates employment (other than by Retirement) or is terminated involuntarily or in the event of death, Disability or Retirement, vesting for Restricted Stock will be as follows:

Voluntary termination (other than Retirement): Unvested Restricted Stock will be forfeited as of the date of termination.

Involuntary termination: Unvested Restricted Stock will be forfeited as of the date of termination.

Death: Unvested Restricted Stock will become fully vested on the date of such event.

Disability: Unvested Restricted Stock will become fully vested on the date of such event.

Retirement: Unvested Restricted Stock will become vested pro rata based on the number of full months elapsed on the date of such event since the award date and any remaining unvested Restricted Stock will be forfeited as of such date.

3.     Performance Awards. In the event a Participant voluntarily terminates employment (other than by Retirement) or is terminated involuntarily during or after the end of a Performance Period but before the applicable award payment date, the Participant shall not receive any Performance Award hereunder.

In the event of a Participant’s death or Disability before the end of a Performance Period, any Performance Award will be determined on and prorated to the date of such event based on target performance and paid out all in cash as soon as administratively practicable (but in no event more than 75 days) after the date of such event. In the event of a Participant’s death or Disability on or after the end of the Performance Period but before the applicable award payment date, any Performance Award will be determined based on actual performance and paid out all in cash on or about the applicable award payment date.

If the event of a Participant’s Retirement during or after the end of the Performance Period but before the applicable award payment date, any Performance Award will be determined based on actual performance, pro rated for the portion of the Performance Period worked through Retirement, and paid out all in cash on or about the applicable award payment date.

4.     Performance Restricted Stock Unit Awards. In the event a Participant voluntarily terminates employment (other than by Retirement) or is terminated involuntarily during or after the end of a Performance Period but before the applicable vesting date, the Participant shall not receive any Performance Restricted Stock Units Award hereunder.

In the event of a Participant’s death or Disability before the end of a Performance Period, any Performance Restricted Stock Units Award will be determined on and prorated to the date of such event based on target performance and paid out in Company Stock rounded to the nearest share as soon as administratively practicable (but in no event more than 75 days) after the date of such event. In the event of a Participant’s death or Disability on or after the end of the Performance Period but before the applicable award vesting date, any Performance Award will be determined based on actual performance and paid out in restricted shares rounded to the nearest share on or about the applicable vesting date.

If the event of a Participant’s Retirement during or after the end of the Performance Period but before the applicable vesting date, any Performance Restricted Stock Units Award will be determined based on actual performance, pro rated for the portion of the Performance Period worked through Retirement, and paid out in Company Stock on or about the applicable vesting date.

“Retirement” means the Participant’s termination of employment with the Company either (i) after attainment of age 65 or (ii) after attainment of age 55 plus 10 years of service or with the prior consent of the Compensation Committee.

Change in Control. In the event of a Change in Control, (i) unvested Stock Options and unvested Restricted Stock will vest as provided in the Incentive Plan upon the closing of the Change in Control transaction and (ii) for outstanding Performance Awards, pro rata payouts will be made all in cash at target through the closing date with such proration based on the number of days in the Performance Period preceding the closing of the Change in Control transaction. Payouts will be made within 30 days after the relevant transaction has been closed.

Withholding. The Company shall withhold from awards any Federal, foreign, state or local income or other taxes required to be withheld, as and when so required.

Executive Officers. Notwithstanding any provisions to the contrary above, participation, awards and pro-rations for Executive Officers, including the Chief Executive Officer, shall be approved by the Compensation Committee.

Stockholder Approval. The Plan and the awards hereunder are made pursuant to the Incentive Plan, which was most recently approved by the Company’s stockholders at the Annual Meeting of Stockholders held on May 4, 2016.

Governance. The Compensation Committee is ultimately responsible for the administration and governance of the Plan. Actions requiring Compensation Committee approval include final determination of plan eligibility and participation, identification of types of awards provided, performance measures and performance objectives and final award determinations. The Compensation Committee may adjust any award due to extraordinary events such as acquisitions, dispositions, discontinued operations, required accounting adjustments or similar events, all as specified in Section 11(d) of the Incentive Plan; provided, however, that the Compensation Committee shall at all times be required to exercise this discretionary power in a manner, and subject to such limitations, as will permit all payments under the Plan to “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, to continue to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. In addition, under the Incentive Plan, the Compensation Committee retains the discretion to reduce any award amount from the amount otherwise determined under the applicable formula. Subject to the foregoing, the decisions of the Compensation Committee shall be conclusive and binding on all Participants.

AMENDED AND APPROVED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE CORPORATION ON MARCH 30, 2016 AND BY OUR STOCKHOLDERS ON MAY 4, 2016.